Exhibit 13.1

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT 0F 1934

In connection with the Annual Report on Form 20-F of Changyou.com Limited (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tao Wang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2009 and results of operations of the Company for the year ended December 31, 2009.

/s/ Tao Wang
Name:	Tao Wang
Title:	Chief Executive Officer

Date:	February 26, 2010